Exhibit 10.9.3

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment No. 1”), dated as of October 27, 2006 (the “Execution Date”), to the Note Purchase Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc., a Delaware corporation (the “Parent”), Interstate FiberNet, Inc., a Delaware corporation (the “Issuer”), each of the Subsidiary Guarantors identified on the signature pages hereto, each of the New Note Purchasers identified on the signature pages hereto (each, a “New Note Purchaser” and collectively, the “New Note Purchasers”), Tennenbaum Capital Partners, LLC, a Delaware limited liability company, as agent (the “Agent”), and TCP Agency Services, LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent” and together with the Agent, the “Agents”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Parent, the Issuer, the Subsidiary Guarantors, the Note Purchasers party thereto and the Agents entered into the Note Purchase Agreement, dated as of July 26, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Note Purchasers purchased Notes from the Issuer in an aggregate principal amount of $209,000,000;

WHEREAS, pursuant to the Note Purchase Agreement and the other Note Purchase Documents, the Agent (acting at the direction of the Required Holders), together with the Issuer, may amend the terms of the Note Purchase Agreement, without any further consent from any other person, to increase the principal amount of the Notes up to $230,000,000 (determined without regard to PIK interest paid on the Notes from time to time), less any principal already repaid, thereby allowing an aggregate increase in the principal amount of the Notes of $21,000,000 (i.e., $230,000,000 minus $209,000,000);

WHEREAS, the Issuer has requested that the New Note Purchasers purchase additional Notes (the “Additional Notes”) from the Issuer in an aggregate principal amount not to exceed $21,000,000;

WHEREAS, the Issuer and the Subsidiary Guarantors have agreed that the Additional Notes shall be secured by the Liens created under the Note Purchase Documents;

WHEREAS, pursuant to the Note Purchase Agreement and the other Note Purchase Documents, the Required Holders (or the Agent acting at the direction of the Required Holders), together with the Issuer, may amend the terms of the financial covenants set forth in the Note Purchase Agreement, without any further consent from any other person;

WHEREAS, pursuant to the agreement attached hereto as Exhibit A (the “P&H Agreement”), Business Telecom, Inc., a Guarantor, wishes to refinance the P&H Note identified on Existing Schedule (as hereinafter defined) 4.01(t) to the Note Purchase Agreement with new notes having materially different terms (such refinancing, the “P&H Refinancing”); and

WHEREAS, subject to and in accordance with the terms and conditions hereinafter set forth, the New Note Purchasers are willing to purchase the Additional Notes from the Issuer, and the Agent, at the direction of the Required Holders, is willing to amend certain financial covenants and other provisions of the Note Purchase Agreement and to permit the P&H Refinancing;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. AMENDMENTS TO BE EFFECTIVE ON THE EXECUTION DATE.

Subject to the terms and provisions herein, the provisions set forth in this Article I shall become effective as of the Execution Date.

Section 1.1. Amendment to the Preamble of the Note Purchase Agreement. The first sentence of the preamble of the Note Purchase Agreement is hereby amended by replacing “This Note Purchase Agreement is made and entered into as of July 26, 2005 (this “Agreement”)” with “This Note Purchase Agreement, is made and entered into as of July 26, 2005 (as amended as of October 27, 2006, and as it may thereafter be further amended, supplemented, restated or otherwise modified from time to time, this “Agreement”).”

Section 1.2. Amendments to Section 1.01 of the Note Purchase Agreement. Section 1.01 of the Note Purchase Agreement is hereby amended by adding the following definition in the appropriate place in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to Note Purchase Agreement, dated as of October 27, 2006, by and among the Parent, the Issuer, the Subsidiary Guarantors party thereto, the New Note Purchasers, the Agent and the Collateral Agent, which Amendment No. 1 amends this Agreement.

Section 1.3. Amendment to Section 5.02(b) of the Note Purchase Agreement. The final sentence in Section 5.02(b) of the Note Purchase Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Notwithstanding any other provision under this Section 5.02(b), (A) the Parent and Business Telecom, Inc. may once only incur the Debt and Contingent Obligations contemplated by the agreement attached hereto as Exhibit J, and (B) any Obligor may Incur Debt owed to any other Obligor. Notwithstanding anything contained herein to the contrary, the Debt and Contingent Obligations contemplated by the agreement attached hereto as Exhibit J shall constitute Surviving Debt for all purposes of this Agreement.”

Section 1.4. Amendment to Section 5.02(k) of the Note Purchase Agreement. Section 5.02(k) of the Note Purchase Agreement is hereby amended by adding the following paragraph to the end of such section:

“Notwithstanding any other provision under this Section 5.02(k), the Parent and Business Telecom, Inc. may once only make the prepayments, amendments, modifications and changes to the Surviving Debt contemplated by the agreement attached hereto as Exhibit J.”

Section 1.5. Amendment to the Schedules of the Note Purchase Agreement.

The Note Purchase Agreement is hereby amended by supplementing the existing Schedules thereto (collectively, the “Existing Schedules,” and individually, an “Existing Schedule”) with the Schedules appended hereto as Exhibit B (collectively, the “New Schedules,” and individually, a “New Schedule”). Subject to the terms and provisions herein, references to a “Schedule” in any Note Purchase Document dated as of the Execution Date or later shall be a reference to a New Schedule, unless otherwise specifically provided.

Section 1.6. Amendment to the Exhibits of the Note Purchase Agreement. The Note Purchase Agreement is hereby amended by attaching the P&H Agreement thereto as Exhibit J.

II. AMENDMENTS TO BE EFFECTIVE ON THE SECONDARY CLOSING DATE.

Subject to the terms and provisions herein, the provisions set forth in this Article II shall become effective as of the Secondary Closing Date.

Section 2.1. Amendments to Section 1.01 of the Note Purchase Agreement.

a. Section 1.01 of the Note Purchase Agreement is hereby amended by deleting and replacing, or adding, as applicable, the following definitions in the appropriate place in alphabetical order:

i. “Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Parent and its Subsidiaries to (b) the cumulative cash interest paid in respect of all Debt for Borrowed Money of or by the Parent and its Subsidiaries. For the fiscal quarter ending September 30, 2005, cumulative cash interest paid shall be calculated as cumulative cash interest paid for the nine-month period then ended multiplied by twelve divided by nine; for fiscal quarters ending December 31, 2005 and thereafter, cumulative cash interest paid shall be calculated based on the twelve-month period ending on the last date of the most recently ended fiscal quarter. If any such date of determination falls on a date that would be an Interest Payment Date but such date is not a Business Day, the Interest Coverage Ratio for such date of determination shall be calculated as if the cash interest due on such Interest Payment Date was actually paid on such date of determination (rather than on the actual Interest Payment Date), so long as the cash interest is actually paid on such actual Interest Payment Date. As used in the preceding sentence, the term Interest Payment Date shall include any Interest Payment Date as defined herein, any date on which interest is due pursuant to the Amended Second Lien Credit Agreement and any Interest Payment Date as defined in the New Third Lien Credit Agreement.

ii. “New Note Purchasers” has the meaning given thereto in the first paragraph of Amendment No. 1.

iii. “Note Purchasers” has the meaning set forth in the preamble to this Note Purchase Agreement and includes each Person that shall become a Note Purchaser hereunder, including the New Note Purchasers, for so long as such Note Purchaser or Person, as the case may be, shall be a party to this Agreement.

iv. “Original Note Purchasers” means the Note Purchasers who purchased Notes on the Closing.

v. “Secondary Closing” has the meaning specified in Section 2.02(b).

vi. “Secondary Closing Date” means the date on which the Secondary Closing occurs.

vii. “Secondary Note Purchase” has the meaning specified in Section 2.01(b).

viii. “Senior Debt Ratio” means, as of any date of determination, the ratio of (a) Senior Debt as of such date to (b) Consolidated EBITDA of the Parent and its Subsidiaries. If any such date of determination falls on a date that would be an Interest Payment Date but such date is not a Business Day, the Senior Debt Ratio for such date of determination shall be calculated as if the cash interest due on such Interest Payment Date was actually paid on such date of determination (rather than on the actual Interest Payment Date), so long as the cash interest is actually paid on such actual Interest Payment Date. As used in the preceding sentence, the term Interest Payment Date shall include any Interest Payment Date as defined herein, any date on which interest is due pursuant to the Amended Second Lien Credit Agreement and any Interest Payment Date as defined in the New Third Lien Credit Agreement.

ix. “Total Leverage Ratio” means, at any date of determination, the ratio of (x) Consolidated Debt as of such date to (y) Consolidated EBITDA of the Parent and its Subsidiaries. For

purposes of computing Total Leverage Ratio only, the term “Debt” as used in clause (x) above means, without duplication, the aggregate of all Debt of the type described in clauses (a), (b), (c), (d), (e), (h) and (j) of the definition of “Debt” and Contingent Obligations (other than Contingent Obligations relating to minimum purchase requirements under agreements entered into in the ordinary course of business of the Parent and its Subsidiaries) of the Parent and its Subsidiaries in respect of the foregoing. If any such date of determination falls on a date that would be an Interest Payment Date but such date is not a Business Day, the Total Leverage Ratio for such date of determination shall be calculated as if the cash interest due on such Interest Payment Date was actually paid on such date of determination (rather than on the actual Interest Payment Date), so long as the cash interest is actually paid on such actual Interest Payment Date. As used in the preceding sentence, the term Interest Payment Date shall include any Interest Payment Date as defined herein, any date on which interest is due pursuant to the Amended Second Lien Credit Agreement and any Interest Payment Date as defined in the New Third Lien Credit Agreement.

b. Section 1.01 of the Note Purchase Agreement is hereby amended by replacing the reference to Section 2.02 in the definition of “Closing” with a reference to Section 2.02(a).

Section 2.2. Amendment to Section 2.01(a) of the Note Purchase Agreement. The first sentence of Section 2.01(a) of the Note Purchase Agreement is hereby amended by replacing “The Issuer shall authorize the issue and sale of $209,000,000” with “The Issuer shall authorize the issue and sale of $230,000,000.”

Section 2.3. Amendment to Section 2.01(b) of the Note Purchase Agreement. Section 2.01(b) of the Note Purchase Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“(b) Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Issuer hereby agrees to sell, and the Note Purchasers hereby agree to purchase from the Issuer, the Notes. Each Original Note Purchaser purchased the amount of such Note Purchaser’s Commitment as set forth on Schedule I hereto at the purchase price of 100% of the principal amount thereof (the “Note Purchase”) on the Closing Date. Each New Note Purchaser agrees to purchase the amount of such New Note Purchaser’s Commitment as set forth on Schedule I(a) hereto at the purchase price of 100% of the principal amount thereof (the “Secondary Note Purchase”). The Issuer shall execute and deliver a Note to each Note Purchaser. Each Note shall represent the obligation of the Issuer to repay the principal amount set forth thereon, together with interest thereon as prescribed in Section 2.03. Each Note Purchaser’s Commitment is expressed in U.S. dollars and as a percentage of the whole as of the Closing as set forth in Schedule I hereto (in respect of the Note Purchase) and Schedule I(a) hereto (in respect of the Secondary Note Purchase).”

Section 2.4. Amendment to Section 2.02 of the Note Purchase Agreement. Section 2.02 of the Note Purchase Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Section 2.02 Closing; Secondary Closing.

(a) Closing. The closing of the Note Purchase shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, NY 10036, commencing at 10:00 A.M. local time on the Closing Date by wire transfer of immediately available U.S. funds payable to the order of the Issuer against delivery of the Notes in the aggregate amount of the Note Purchase (the “Closing”).

(b) Secondary Closing. The closing of the Secondary Note Purchase shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, NY 10005, commencing at 10:00 A.M. local time on the Secondary Closing Date by wire transfer of immediately available U.S. funds payable to the order of the Issuer against delivery of the Notes in the aggregate amount of the Secondary Note Purchase (the “Secondary Closing”).”

Section 2.5. Amendment to Section 5.01 of the Note Purchase Agreement. Section 5.01 of the Note Purchase Agreement is hereby amended by adding the following as Section 5.01(v):

“(v) Regulatory Consents regarding the Additional Notes. The Parent shall, and shall cause each of its Subsidiaries to, use its diligent efforts to obtain or make, within 180 days after the Secondary Closing Date, all governmental licenses, permits, approvals, authorizations, actions, notices and filings set forth on Part II of New Schedule 4.01(d) in connection with the Secondary Note Purchase (without the imposition of conditions that are not reasonably acceptable to the Agent).”

Section 2.6. Amendment to Section 5.02(r) of the Note Purchase Agreement. Subsections (i), (ii) (iii), (iv) and (vi) of Section 5.02(r) of the Note Purchase Agreement are hereby amended and restated in full by deleting such subsections in their entirety and replacing them with the following:

“(i) Maximum Capital Expenditures. Make or commit to make, or allow any of its Subsidiaries to make or commit to make, Capital Expenditures exceeding, in the aggregate for each period set forth below:

Period	Amount
For the calendar year ending December 31, 2005	$34,545,000
For the calendar year ending December 31, 2006	$51,349,000
For the calendar year ending December 31, 2007	$53,094,000
For the calendar year ending December 31, 2008	$49,135,000
For the two quarters ending June 30, 2009	$23,984,000

Notwithstanding the amounts set forth in this Section 5.02(r)(i), the Obligors may carry over to the next calendar year the lesser of (x) 50% of the prior year’s unused Capital Expenditure amount set forth or determined in accordance with the foregoing and (y) 20% of the prior year’s Capital Expenditure amount. Any such carry over amounts shall carry over to the immediately succeeding year and shall not be cumulative from year to year.

(ii) Senior Debt Ratio. Commencing on the last day of the fiscal quarter ending September 30, 2005 and, measured on the last day of each fiscal quarter thereafter until the Termination Date, the Senior Debt Ratio shall not exceed the following:

Period	Ratio
September 30, 2005	3.55
December 31, 2005	3.79
March 31, 2006	3.88
June 30, 2006	4.26
September 30, 2006	4.20
December 31, 2006	3.91
March 31, 2007	3.65
June 30, 2007	3.54
September 30, 2007	3.52
December 31, 2007	3.50
March 31, 2008	3.27
June 30, 2008	3.07
September 30, 2008	2.95
December 31, 2008	2.85
March 31, 2009	2.85
June 30, 2009	2.85

(iii) Total Leverage Ratio. Commencing on the last day of the fiscal quarter ending September 30, 2005, and measured on the last day of each fiscal quarter thereafter until the Termination Date, the Total Leverage Ratio shall not exceed the ratio set forth below opposite the applicable date:

Period	Ratio
September 30, 2005	5.84
December 31, 2005	6.22
March 31, 2006	6.36
June 30, 2006	6.99
September 30, 2006	6.90
December 31, 2006	6.20
March 31, 2007	5.89
June 30, 2007	5.70
September 30, 2007	5.38
December 31, 2007	5.36
March 31, 2008	5.01
June 30, 2008	4.72
September 30, 2008	4.52
December 31, 2008	4.46
March 31, 2009	4.40
June 30, 2009	4.42

(iv) Interest Coverage Ratio. Commencing on the last day of the fiscal quarter ending September 30, 2005, and measured on the last day of each fiscal quarter thereafter until the Termination Date, the Interest Coverage Ratio shall not be less than the ratio set forth below opposite the applicable date:

Period	Ratio
September 30, 2005	2.00
December 31, 2005	1.74
March 31, 2006	1.43
June 30, 2006	1.25
September 30, 2006	1.23
December 31, 2006	1.47
March 31, 2007	1.42
June 30, 2007	1.54
September 30, 2007	1.54
December 31, 2007	1.54
March 31, 2008	1.65
June 30, 2008	1.75
September 30, 2008	1.87
December 31, 2008	1.92
March 31, 2009	1.91
June 30, 2009	1.90	”

“(vi) Minimum Consolidated EBITDA. As of each date set forth below, permit Consolidated EBITDA (as measured by the cumulative sum of Consolidated EBITDA for the last twelve months preceding such date) to be less than:

Date	Amount
December 31, 2006	$60,000,000
June 30, 2007	$66,700,000
December 31, 2007	$70,000,000
June 30, 2008	$77,000,000	”

Section 2.7. Amendment to the Schedules of the Note Purchase Agreement.

The Note Purchase Agreement is hereby amended by adding the Schedule I(a) appended hereto.

III. REPRESENTATIONS AND WARRANTIES.

Section 3.1. Representations and Warranties of the Obligors. To induce the Agent and the Note Purchasers to enter into this Amendment No. 1, the Obligors represent and warrant, jointly and severally, to the Agents and the Note Purchasers as follows as of the Execution Date and the Secondary Closing Date:

(a) This Amendment No. 1, the Note Purchase Agreement as amended hereby, and the other Note Purchase Documents to which any Obligor is a party have been duly authorized, executed and delivered and constitute legal, valid and binding obligations of each such Obligor party thereto enforceable against each such Obligor in accordance with its terms. The issuance of the Additional Notes by the Issuer has been duly authorized and the Additional Notes constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

(b) Neither the execution or delivery by each Obligor of this Amendment No. 1, nor performance by any of them of this Amendment No. 1 and the Note Purchase Agreement, nor the issuance of the Additional Notes shall (i) contravene such Obligor’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, or material contract, lease or other instrument binding on or affecting any Obligor, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Note Purchase Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligor or any of its Subsidiaries. No Obligor or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(c) The representations and warranties contained in the Note Purchase Agreement are true, correct and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule.

(d) Prior to and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred or is continuing.

(e) After giving effect to this Amendment No. 1, the Collateral Documents continue to create a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and assuming that all filings delivered to the Collateral Agent on or before the Closing Date have been duly filed in accordance with the provisions of the Security Agreement and assuming that all filings required as a result of the operation of Section 9-507(c) of the UCC (as defined in the Security Agreement) have been duly filed, such first priority security interest shall continue to be perfected. The Obligors are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Note Purchase Documents.

(f) After giving effect to this Amendment No. 1, the Guaranties in favor of the Secured Parties, granted pursuant to the Note Purchase Documents, shall continue to be valid and enforceable against the respective Subsidiary Guarantors thereunder.

(g) Each Obligor is and, after giving effect to the transactions contemplated hereby (including, without limitation, the issuance of the Additional Notes), shall be, Solvent. No transfer of Property is being made by the Parent or any of its Subsidiaries, and no obligation is being incurred by the Parent or any of its Subsidiaries in connection with the transactions contemplated by this Amendment No. 1 or the other Note Purchase Documents with the intent to hinder, delay, or defraud either present or future creditors of the Parent and its Subsidiaries.

Section 3.2. Representations and Warranties of each New Note Purchaser. Each New Note Purchaser represents and warrants, severally and not jointly, to the Obligors, as follows as of the Execution Date and the Secondary Closing Date:

(a) Such New Note Purchaser is a “Qualified Institutional Buyer,” as defined in Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and the Additional Notes to be acquired by it pursuant to this Amendment No. 1 are being acquired for its own account and without a view to, or for resale in connection with, any distribution thereof or any interest therein within the meaning of the Securities Act; provided that the provisions of this Section 3.2(a) shall not prejudice such New Note Purchaser’s right at all times to sell or otherwise dispose in accordance with the terms of this Agreement of all or any part of the Additional Notes so acquired pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

(b) Such New Note Purchaser understands that: (i) the sale or re-sale of the Additional Notes has not been and shall not be registered under the Securities Act or any applicable state securities laws by the Issuer, and the Additional Notes may not be sold, distributed or otherwise transferred unless the Additional Notes (a) are sold, distributed or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or (b) the Additional Notes are sold pursuant to Rule 144 under the Securities Act or any other exemption from registration available under the Securities Act; (ii) any sale of the Additional Notes made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of the Additional Notes under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act; (iii) neither the Parent nor any other Person is under any obligation to register the Additional Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (iv) no governmental entity has passed upon or made any recommendation or endorsement of the Additional Notes;

(c) The execution, delivery and performance of this Amendment No. 1 and the purchase of the Additional Notes pursuant hereto are within such New Note Purchaser’s corporate, partnership or limited liability company, as applicable, powers and have been duly and validly authorized by all requisite corporate, partnership or limited liability company, as applicable, action;

(d) This Amendment No. 1 has been duly executed and delivered by such New Note Purchaser;

(e) This Amendment No. 1 constitutes a valid and binding agreement of such New Note Purchaser;

(f) Such New Note Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Additional Notes and such New Note Purchaser is capable of bearing the economic risks of such investment;

(g) Such New Note Purchaser has been given access to all documents, records, and other information, has received physical or electronic delivery of all such documents, records and information which such New Note Purchaser has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Parent, the Issuer and the Subsidiary Guarantors and their respective officers, employees, agents, accountants, and representatives concerning the Issuer’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Additional Notes;

(h) The address set forth on Schedule I(a) hereto for such New Note Purchaser is its principal place of business; and

(i) Such New Note Purchaser acknowledges that the Additional Notes shall bear a restrictive legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED,

TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

IV. CONDITIONS PRECEDENT.

Section 4.1. Conditions Precedent to Execution Date Amendments. The provisions of Article I of this Amendment No. 1 shall not become effective unless all of the following conditions precedent shall have been satisfied or waived before the Execution Date, or such earlier time specifically provided:

(a) Amendment No. 1; Consent and Authorization. On or prior to the Execution Date, the Agent shall have received by hand, courier, mail, email or facsimile transmission (i) duly executed counterparts to this Amendment No. 1 which, when taken together, bear the authorized signatures of the Parent, the Issuer and the Subsidiary Guarantors, and (ii) duly executed consents and/or authorizations (each, a “Consent”) from the Required Holders consenting to the matters set forth herein (each such consenting Note Purchaser, a “Consenting Note Purchaser”).

(b) Representations and Warranties; Performance; No Default. The representations and warranties of the Obligors contained in this Amendment No. 1 and the Note Purchase Agreement as in effect before the effectiveness of this Amendment No. 1 shall be true and correct as of the Execution Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule); the representations and warranties of the Obligors contained in the other Note Purchase Documents shall be true and correct as of the Execution Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule); the representations and warranties of the New Note Purchasers contained in this Amendment No. 1 shall be true and correct as of the Execution Date; the Parent, the Issuer and the Subsidiary Guarantors shall have performed all covenants and agreements and satisfied all of the conditions on their part to be performed or satisfied under this Amendment No. 1 and under the Note Purchase Documents at or prior to the Execution Date; and no Default or Event of Default under any Note Purchase Document shall have occurred and be continuing.

(c) Waiver. The Agent shall have received a copy of a waiver and amendment signed by the Required Holders (as defined in the New Third Lien Securities Purchase Agreement) and dated on or before the Execution Date, pursuant to which such Required Holders agree to the transactions contemplated by the P&H Agreement (including the incurrence of Debt and Contingent Obligations as contemplated thereby), which waiver and amendment shall be reasonably satisfactory to the Agent.

Section 4.2. Conditions Precedent to Secondary Closing Date Amendments. The provisions of Article II of this Amendment No. 1 shall not become effective unless all of the following conditions precedent shall have been satisfied or waived before the Secondary Closing Date, or such earlier time specifically provided:

(a) Fees and Expenses. The Issuer shall have reimbursed the Agent and the Collateral Agent for (i) their reasonable costs and expenses (including, without limitation, legal, accounting and other professional fees and expenses) relating to this Amendment No. 1, and (ii) all other unpaid reasonable costs and expenses of the Agent and the Collateral Agent (including, without limitation, legal, accounting and other professional fees and expenses) that are reimbursable pursuant to Section 10.04 of the Note Purchase Agreement.

(b) Amendment No. 1; Consent and Authorization. On or prior to the Execution Date, the Agent shall have received by hand, courier, mail, email or facsimile transmission (i) duly executed counterparts to this Amendment No. 1 which, when taken together, bear the authorized signatures of the Parent, the Issuer and the Subsidiary Guarantors, and (ii) duly executed Consents from the Required Holders consenting to the matters set forth herein.

(c) Consent Fee. The Issuer shall have paid to each Consenting Note Purchaser a consent fee in an amount equal to 0.35% of the principal amount (including capitalized PIK interest) of the Notes held by such Consenting Note Purchaser in respect of which such Consenting Note Purchaser has delivered a Consent; provided that the Agent shall have received such Consent no later than noon, Los Angeles time, on November 2, 2006 (the “Consent Receipt Date”) and such Consent shall not have been revoked on or before the effective date of the Consent; and provided further that the Secondary Closing shall have occurred.

(d) Representations and Warranties; Performance; No Default. The representations and warranties of the Obligors contained in this Amendment No. 1 and the Note Purchase Agreement as in effect before the effectiveness of this Amendment No. 1 shall be true and correct as of the Execution Date and as of the Secondary Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were (or shall be) true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule); the representations and warranties of the Obligors contained in the other Note Purchase Documents shall be true and correct as of the Execution Date and as of the Secondary Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were (or shall be) true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule); the representations and warranties of the New Note Purchasers contained in this Amendment No. 1 shall be true and correct as of the Execution Date and the Secondary Closing Date; the Parent, the Issuer and the Subsidiary Guarantors shall have performed all covenants and agreements and satisfied all of the conditions on their part to be performed or satisfied under this Amendment No. 1 and under the Note Purchase Documents at or prior to the Secondary Closing Date; and immediately prior to and after giving effect to the issuance of the Additional Notes, no Default or Event of Default under any Note Purchase Document shall have occurred and be continuing.

(e) No Injunction. The issuance of the Additional Notes by the Issuer hereunder shall not be enjoined (temporarily or permanently) on the Secondary Closing Date.

(f) Documentation. The Note Purchasers shall have been furnished with such documents, letters, schedules, opinions, certificates, instruments and other information as they may reasonably request relating to the issuance of the Additional Notes and maintenance of the Liens imposed by the Collateral Documents and the business, corporate, legal and financial affairs of the Obligors.

(g) Opinion of Obligors’ Counsel. Counsel to the Obligors identified in the forms of opinion attached hereto as Exhibit C shall have furnished to the Agents and the Note Purchasers favorable opinions in form and substance reasonably satisfactory to the Agent, in the forms attached hereto as Exhibit C and as to such other matters as any Note Purchaser through the Agent may reasonably request.

(h) Solvency Certificate. The Agent shall have received an officer’s certificate duly executed by the Chief Financial Officer of the Issuer in substantially the form of Exhibit D hereto (a “Solvency Certificate”) (i) to the effect that the Parent and its Subsidiaries shall be Solvent upon the consummation of the transactions contemplated herein and in the other Note Purchase Documents; and (ii) containing such other statements with respect to the solvency of the Parent and its Subsidiaries and matters related thereto as the Agent or the Note Purchasers shall request.

(i) Opinions, etc. The Agent and Collateral Agent shall have received (with a copy for the Note Purchasers) on the Secondary Closing Date in form and substance reasonably satisfactory to the Note Purchasers such other approvals, opinions, certificates or documents as the Note Purchasers, the Agent or the Collateral Agent may reasonably request.

(j) Consents and Approvals. All governmental and third party consents and approvals set forth on Part I of New Schedule 4.01(d) in connection with the Secondary Note Purchase shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the New Note Purchasers) and shall remain in effect (other than any consents and approvals the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect); all applicable waiting periods in connection therewith shall have expired without any action being taken by any competent authority (other than any action which either individually or in the aggregate with all such actions would not reasonably be expected to have a Material Adverse Effect), and no law or regulation shall be applicable in the reasonable judgment of the New Note Purchasers in each case that restrains, prevents or imposes materially adverse conditions upon the Secondary Note Purchase or the rights of the Obligors or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

(k) Additional Notes. The Issuer shall have executed and delivered the Additional Notes payable to the order of the New Note Purchasers.

(l) Certificates. The Agent shall have received the following, each dated the Secondary Closing Date (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Note Purchaser:

(i) Certified copies of the resolutions of the Board of Directors of each Obligor approving the transactions contemplated by this Amendment No. 1 and of all documents evidencing other necessary corporate action with respect to the transactions contemplated by this Amendment No. 1.

(ii) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Obligor, dated reasonably near the date of the Secondary Closing Date, certifying (A) as to a true and correct copy of the charter of such Obligor and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Obligor’s charter on file in such Secretary’s office, (2) to the extent that the Secretary of State of the applicable jurisdiction of incorporation provides such a certification, such Obligor has paid all franchise taxes to the date of such certificate and (C) such Obligor is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

(iii) A copy of a certificate of the Secretary of State in each jurisdiction in which each Obligor is qualified to do business, dated reasonably near the date of the Secondary Closing Date, stating that such Obligor is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate except where the failure to be so qualified and in good standing does not have a Material Adverse Effect.

(iv) A certificate of each Obligor, signed on behalf of such Obligor by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Secondary Closing Date (the statements made in which certificate shall be true on and as of the Secondary Closing Date), certifying as to (A) the absence of any amendments to the charter of such Obligor since the date of the Secretary of State’s certificate referred to in Section 4.2(l)(iii), (B) the absence of any amendments to the bylaws of such Obligor since certified copies thereof were delivered to the Note Purchasers on the Closing Date, pursuant to Section 3.01(b)(vii) of the Note Purchase Agreement, and that such bylaws were in effect on the date on which the resolutions referred to in Section 4.2(l)(i) were adopted and on the Secondary Closing Date, (C) the due incorporation and good standing or valid existence of such Obligor as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Obligor, (D) the truth of the representations and warranties contained in this Amendment No. 1 and the Note Purchase Documents as though made on and as of the Secondary Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date), and (E) the absence of any event occurring and continuing, or resulting from entering into this Agreement, that constitutes a Default.

(v) A certificate of the Secretary or an Assistant Secretary of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign this Amendment No. 1 and each other Note Purchase Document to be signed on the Secondary Closing Date to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(vi) Such other certificates and documents as the Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned in this Article IV or elsewhere in this Amendment No. 1 shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Agents.

V. NO PREJUDICE OR WAIVER; REAFFIRMATION.

Section 5.1. No Prejudice or Waiver. The terms of this Amendment No. 1 shall not operate as a waiver by the Agent, the Collateral Agent or the Note Purchasers of, or otherwise prejudice the Agent’s, the Collateral Agent’s or the Note Purchasers’ rights, remedies or powers under the Note Purchase Documents or under any applicable law. No terms or provisions of any Note Purchase Document, except insofar as this Amendment No. 1 amends the Note Purchase Agreement, are waived, modified or changed by this Amendment No. 1, and the terms and provisions of the Note Purchase Documents shall continue in full force and effect

Section 5.2. Acknowledgements and Reaffirmations.

(a) On and after the Execution Date, each reference in the Note Purchase Documents to the “Note Purchase Agreement” shall be deemed to be a reference to the Note Purchase Agreement as amended by this Amendment No. 1.

(b) Each Obligor hereby acknowledges and reaffirms all of its obligations and duties under the Note Purchase Documents as to all of the Notes.

(c) Each Obligor hereby acknowledges and reaffirms that the Collateral Agent has and shall continue to have valid, secured, Liens in the Collateral, as set forth in the Note Purchase Documents as to all of the Notes and acknowledges and confirms that on and after the Secondary Closing Date, as a result of the issuance of the Additional Notes, “Obligations” and “Secured Obligations” as those terms are defined in the Note Purchase Documents shall include, without limitation, all obligations under the Additional Notes.

(c) Each Obligor hereby acknowledges and reaffirms all of its obligations and duties under Article VII of the Note Purchase Agreement and acknowledges and confirms that on and after the Secondary Closing Date, as a result of the issuance of the Additional Notes, “Guaranteed Obligations” as that term is defined in the Note Purchase Documents shall include, without limitation, all obligations under the Additional Notes.

VI. TERMINATION.

Section 6.1. Partial Termination. If, after December 31, 2006, the Secondary Closing shall not have occurred but the P&H Refinancing shall have been consummated, the Agent may, upon written notice to the Parent, terminate this Amendment No. 1 solely with respect to the provisions of Article II at any time before the occurrence of the Secondary Closing. Upon such a termination pursuant to this Section 6.1, the provisions of Article II and the transactions contemplated thereby shall forthwith become void ab initio, and there shall be no further obligations on the part of any party hereto under this Amendment No. 1 with respect to the provisions of Article II; provided that the calculations of the Interest Coverage Ratio and the Total Leverage Ratio subsequent to the date of such termination shall exclude the impact of the P&H Refinancing. Any such termination shall not affect the continued effectiveness of this Amendment No. 1 with respect to the provisions of Article I.

Section 6.2. Complete Termination. If, after December 31, 2006, neither the Secondary Closing shall have occurred nor the P&H Refinancing shall have been consummated, the Agent may, upon written notice to the Parent, terminate this Amendment No. 1 at any time before the occurrence of the Secondary Closing. If this Amendment No. 1 is terminated pursuant to this Section 6.3, this Amendment No. 1, and the amendments and the transactions contemplated hereby, shall forthwith become void ab initio and there shall be no further obligations on the part of any party hereto with respect to this Amendment No. 1.

VII. MISCELLANEOUS.

Section 7.1. Governing Law. This Amendment No. 1 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 7.2. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Issuer and the Agent.

Section 7.3. Headings Descriptive. The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

Section 7.4. Waivers and Consents. Neither this Amendment No. 1 nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed in accordance with the amendment and waiver provisions set forth in the Note Purchase Agreement.

Section 7.5. Survival. All warranties, representations, certifications and covenants made by or on behalf of the Parent, the Issuer and/or the Subsidiary Guarantors herein or in any of the other Note Purchase Documents or in any certificate or other instrument delivered pursuant hereto or pursuant to any other Note Purchase Document shall be considered to have been relied upon by the Agent, the Collateral Agent and the Note Purchasers and shall survive the execution hereof and of the other Note Purchase Documents, regardless of any investigation made by or on behalf of the Agent, the Collateral Agent or the Note Purchasers. All statements in any such certificate or other instrument shall constitute representations and warranties of the Issuer and/or such Subsidiary Guarantors hereunder.

Section 7.6. Note Purchase Documents. This Amendment No. 1 and all other documents executed in favor of the Agent, the Collateral Agent and/or the Note Purchasers in connection herewith shall be deemed to be Note Purchase Documents for all purposes under the Note Purchase Agreement.

Section. 7.7. Further Assurances. Each party hereto agrees that, from time to time upon the written request of any other party hereto, such party will execute and deliver such further documents and do such other acts and things as such other party may reasonably request in order fully to effectuate the purposes of this Amendment No. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TENNENBAUM CAPITAL PARTNERS, LLC, as Agent

TCP AGENCY SERVICES, LLC, as Collateral Agent

Each of the above by:

/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

WATERSHED CAPITAL PARTNERS, L.P.

By:	WS Partners, L.LC.
Its General Partner

By:	/s/ Kevin D. Katari
Name:	Kevin D. Katari
Title:	Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	WS Partners, L.L.C.
Its General Partner

By:	/s/ Kevin D. Katari
Name:	Kevin D. Katari
Title:	Managing Member

CANPARTNERS INVESTMENTS IV, LLC

By:	/s/ Mitchell R. Julis
Name:	Mitchell R. Julis
Title:	Managing Partner

INTERSTATE FIBERNET INC., as Issuer

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

ITC^DELTACOM, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

DELTACOM, INC. (formerly known as ITC^DeltaCom Communications, Inc.), as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

DELTACOM INFORMATION SYSTEMS, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

BTI TELECOM CORP., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

BUSINESS TELECOM, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

BUSINESS TELECOM OF VIRGINIA, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer